EXHIBIT 21




                             ASA INTERNATIONAL LTD.
                         SUBSIDIARIES OF THE REGISTRANT



                ASA Properties, Inc. a Massachusetts Corporation
            ASA International Ventures, Inc., a Delaware Corporation
           10 Speen Street, LLC, a Delaware limited liability company
                  ASA Tire Systems Inc., a Delaware Corporation
                 RainMaker Software Inc., a Delaware Corporation
                 Khameleon Software Inc., a Delaware Corporation
                  Verticent, Inc., a Massachusetts Corporation
             ASA Aircraft LLC, a Delaware limited liability company
                  Pilot Services, Inc., a Delaware Corporation